Greenidge Announces Launch of New Self-Mined Bitcoin Retention Strategy to Drive Growth

Secures $20 Million Committed Equity Facility to Enhance Financial Flexibility for Execution on Company’s Growth Roadmap

DRESDEN, NY, August 1, 2024 — Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the "Company"), a vertically integrated cryptocurrency datacenter and power generation company, today announced that it recently implemented a new self-mined bitcoin retention strategy that enables it to accumulate bitcoin from its owned miners in order to increase its bitcoin holdings and further drive the Company’s growth. The new strategy follows recent progress Greenidge has made reducing its costs while positioning each of its business lines for sustained growth.

Leveraging the advantages of Greenidge’s internal power generation capabilities and newly built bitcoin mining sites replacing third-party operated sites, direct costs for its Bitcoin mining operations have decreased. With the implementation of this new strategy, the Company’s liquidity position will continue to be balanced with additional revenue received from Greenidge’s hosting business and electricity sales.

Greenidge CEO Jordan Kovler commented: “As we continue to expand our mining operations across the country, the ability to retain more of the bitcoin we earn from our self-mining activities is not just a logical evolution of our strategy but it is one that closely aligns with our belief in both bitcoin and Greenidge’s long-term growth prospects. With 122 MW of current total power capability and approximately 8,000 owned miners in operation across our four active sites, we have the infrastructure in place to mine bitcoin at a lower cost than the vast majority of companies accumulating bitcoin.”

Kovler continued: “We are excited about the opportunities ahead to continue to expand our operational footprint by locating sites with the potential for low-cost power expansion and determining the best utilization of each – bitcoin mining or AI/HPC datacenter development – in order to benefit the short- and long- term interests of all stockholders.”

To support Greenidge’s continued growth and expansion, the Company has also entered into a $20 million common stock purchase agreement (the “Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley”).

Under the Agreement, B. Riley has committed to purchasing, subject to the satisfaction of certain conditions, up to $20 million of Greenidge Class A common stock (the “common stock”), with the per share price to be determined based on market prices. Greenidge is under no obligation to sell its common stock under the Agreement, and the timing of any sales, are solely at the discretion of Greenidge. The price, amount, and maximum number of shares of common stock sold per sale will be determined by the terms of the Agreement.

Christian Mulvihill, Chief Financial Officer of Greenidge, commented, “Financial flexibility is essential for driving our expansion strategy as we scale our footprint in attractive markets and pursue new growth opportunities, including those resulting from our self-mined bitcoin retention strategy. This committed equity facility from B. Riley is expected to not only help accelerate Greenidge’s growth trajectory but also to enhance shareholder value within a shorter timeframe.”

The issuance of the shares of common stock under the Agreement with B. Riley will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Further details about the Agreement are included in a Form 8-K that Greenidge filed with the Securities and Exchange Commission (the “SEC”).
About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2023, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Contacts:

Investors

Nick Ratti
315-536-2359
nratti@greenidge.com
investorrelations@greenidge.com

Media

Longacre Square Partners

Kate Sylvester / Liz Shoemaker, 646-386-0091
greenidge@longacresquare.com

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